UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Jeffrey A. Stein Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Casella Waste Systems, Inc., a Delaware corporation (“Casella” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders to be held on Friday, November 6, 2015, and at any and all adjournments or postponements thereof (the “2015 Annual Meeting”). On September 22, 2015, Casella filed with the SEC its definitive proxy statement and accompanying definitive WHITE proxy card in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Press Release Issued on October 27, 2015

Attached hereto is a press release issued on October 27, 2015 announcing that Casella is mailing to stockholders a letter dated October 27, 2015, together with a WHITE proxy card, in which Casella (i) discusses the report issued by Institutional Shareholder Services Inc. (ISS), a leading independent third-party proxy advisory firm, recommending to its clients that are Casella stockholders that they vote the WHITE proxy card FOR ALL three of Casella’s director nominees – John W. Casella, William P. Hulligan and James E. O’Connor – standing for election at the 2015 Annual Meeting; and (ii) makes other comments in connection with the proxy contest by JCP Investment Partnership, LP (“JCP”) and the other participants in its solicitation with respect to the 2015 Annual Meeting. As previously announced, JCP and the other participants in its solicitation are pursuing a proxy contest to elect two nominees to the Casella Board of Directors at the 2015 Annual Meeting.

Important Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. On September 22, 2015, Casella filed a definitive proxy statement and accompanying definitive WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

PRESS RELEASE ISSUED ON OCTOBER 27, 2015

CASELLA WASTE SYSTEMS ISSUES ADDITIONAL LETTER TO STOCKHOLDERS IN CONNECTION

WITH 2015 ANNUAL MEETING OF STOCKHOLDERS

Highlights ISS Recommendation that Stockholders Vote the WHITE Proxy Card FOR ALL Casella Director Nominees

Stockholders Are Urged to Vote the WHITE Proxy Card Today

RUTLAND, VT., October 27, 2015 – Casella Waste Systems, Inc. (Nasdaq: CWST) (“Casella” or the “Company”), a regional solid waste, recycling, and resource management services company, today announced that, in connection with its 2015 Annual Meeting of Stockholders to be held on November 6, 2015 (the “2015 Annual Meeting”), its Board of Directors has issued an additional letter to Casella’s stockholders.

The letter, which is being sent to stockholders together with a WHITE proxy card, highlights that Institutional Shareholder Services Inc. (ISS), the leading independent third-party proxy advisory firm, has issued a report recommending that Casella stockholders vote the WHITE proxy card for all of Casella’s director nominees at the 2015 Annual Meeting. Additionally, the letter comments on Casella’s recent announcements relating to its improved financial results for the period ended September 30, 2015 and the appointment of James E. O’Connor as the Casella Board’s lead independent director.

The Casella Board recommends that stockholders vote on the WHITE proxy card FOR the election of all three of its highly qualified and very experienced nominees – John W. Casella, William P. Hulligan and James E. O’Connor – standing for election at the 2015 Annual Meeting. Stockholders are therefore urged to promptly vote the WHITE proxy card via internet, telephone or mail by following the instructions provided. The Board also urges stockholders to discard any gold proxy card or voting instruction form they may receive from JCP Investment Management, LLC and the other participants in its solicitation (the “JCP Group”).

As previously disclosed, the JCP Group is conducting a proxy contest and is seeking the election at the 2015 Annual Meeting of two director candidates in opposition to the highly qualified and very experienced nominees unanimously recommended by the Casella Board. In order for stockholders to have access to all relevant information concerning the 2015 Annual Meeting that Casella has made available, Casella has developed a website focused on the 2015 Annual Meeting, which is accessible at www.casellashareholders.com.

The full text of the letter is as follows:

Dear Fellow Casella Stockholder:

YOUR VOTE ON THE WHITE PROXY CARD IS NEEDED TO KEEP US MOVING FORWARD

This has been a very exciting year for Casella Waste Systems, Inc. Over the past two and a half years, we have achieved significant progress and momentum executing our strategy, strengthening our management team, simplifying and streamlining our business, reducing our exposure to risk, and positioning Casella for long-term growth and profitability. Those efforts have resulted in demonstrable improvements in our financial performance and operating results. In recent months, we have been able to share a number of very exciting developments with you, including our recent third quarter results, the additions to your Board of Directors of waste management industry veterans William P. Hulligan and James E. O’Connor and the appointment of James E. O’Connor as your Board’s Lead Independent Director. Each of these announcements are examples of Casella both executing on its key initiatives and listening to, valuing and acting upon input from our stockholders.

However, as many of you are likely aware, JCP Investment Management, LLC (“JCP”), which is led by activist investor James C. Pappas, is seeking to disrupt our strategic trajectory and momentum by conducting a costly and distracting proxy contest. JCP is seeking to elect two handpicked director candidates, including Mr. Pappas, who has absolutely no experience in the waste management industry, to your Board at our upcoming 2015 Annual Meeting in opposition to the highly qualified and very experienced nominees unanimously recommended by your Board.

IMPORTANT BREAKING NEWS!

LEADING INDEPENDENT THIRD-PARTY PROXY ADVISORY FIRM ISS RECOMMENDS THAT STOCKHOLDERS VOTE THE WHITE PROXY CARD FOR ALL OF CASELLA’S DIRECTOR NOMINEES

Despite this unnecessary distraction from JCP, which only began accumulating its current holdings in Casella in May 2014, we are extremely pleased to inform you that Institutional Shareholder Services Inc. (“ISS”), the leading independent third-party proxy advisory firm, has recommended that Casella stockholders vote the WHITE proxy card FOR ALL three of Casella’s highly qualified and very experienced director nominees – John W. Casella, William P. Hulligan and James E. O’Connor – standing for election at the 2015 Annual Meeting.

ISS is globally recognized as the premier independent proxy advisory firm with a marquee list of clients, including very prominent institutional investors, mutual funds, pension funds, and other fiduciaries. ISS conducts its own research, speaks separately with each party involved in a proxy contest, and ultimately comes to a conclusion as to which director candidates and which proxy card it believes its clients should vote. In our case, after carefully reviewing the voting alternatives, ISS has recommended that Casella stockholders vote the WHITE proxy card for all three of Casella’s highly qualified and very experienced director nominees.

ISS’ report indicates that ISS carefully considered Casella’s substantial progress over the past two and half years in improving its financial and operating performance, refreshing its board of directors, enhancing its corporate governance practices and pursuing strategic initiatives to drive increased stockholder value. Specifically, ISS noted the following in its October 24, 2015 report:

•	“The dissident [JCP] has not made a compelling case that further change to the board continues to be warranted at this time.”
•	“The two most recent additions [William P. Hulligan and James E. O’Connor], both within the past year, appear to reflect the board’s commitment to chart a new course, in part, by adding credible industry expertise to the independent directors.”
•	“The current board appears to have made meaningful effort to put the company back onto a more promising path, including through reshuffling management, reassessing pricing structures, divesting underperforming assets, cost controls and focus on operational efficiency. Casella’s most recent financial results also appear to support the board’s assertions that its strategy is yielding improvements.”
•	“The risk of derailing the recent improvements overseen by the current board appears to outweigh the potential benefits of injecting additional, but potentially duplicative new perspective to the board.”

The recommendation from ISS that our stockholders should vote the WHITE proxy card for all our highly qualified and very experienced director nominees is another example of how third parties are taking notice of the progress that Casella has made in charting a new course and demonstrating improvements in its financial and operating performance.

CASELLA ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2015

DEMONSTRATING IMPROVED FINANCIAL RESULTS DRIVEN BY STRONG EXECUTION

On October 23, 2015, Casella reported results for the three-month period ended September 30, 2015, and demonstrated that it continues to execute well against key strategies driving improved financial and operating performance. Third quarter financial achievements included the following:

•	Revenues were $146.2 million for the third quarter, up $4.3 million, or 3.0%, from the same period in 2014. Revenues year-to-date were $406.5 million, up $14.1 million, or 3.6%, from the same period in 2014.
•	Operating income for the third quarter was $12.7 million, up $2.1 million, or 19.5%, from the same period in 2014. Operating income year-to-date was $27.2 million, up $20.7 million, or 319.5%, from the same period in 2014.
•	Net income attributable to common stockholders was $2.3 million, up $1.2 million, or 112.6%, from the same period in 2014.

These results are a testament to the relentless hard work and dedication from our employees as well as our entire Board and senior management team. We are pleased that we have continued to improve across our key operating and financial metrics and hope to maintain this momentum as 2015 comes to a close.

SUPPORT YOUR BOARD’S HIGHLY QUALIFIED NOMINEES BY VOTING THE WHITE PROXY CARD TODAY

The upcoming Annual Meeting, which is only ten days away, is a significant event that could determine the future of Casella. Your vote is crucial – no matter how many shares you own – please vote today.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided and vote FOR ALL your Board’s highly qualified and very experienced nominees – John W. Casella, William P. Hulligan and James E. O’Connor. You may also vote by telephone or Internet by following the instructions on the enclosed WHITE proxy card.

We also urge you to discard any proxy card or voting instruction form you may receive from JCP. Even a WITHHOLD vote with respect to JCP’s nominees on its proxy card will cancel any proxy previously given to Casella. If you previously signed a proxy card sent to you by JCP, you can revoke that proxy card and vote for your Board’s recommended nominees by voting a new WHITE proxy card. Only your latest-dated proxy card will count. Your Board encourages you to vote each WHITE proxy card you receive.

On behalf of your Board of Directors, we thank you for your continued support of Casella and hope to see you at next week’s Annual Meeting of Stockholders.

Sincerely,

John W. Casella Chairman & CEO	James E. O’Connor Lead Independent Director

If you have any questions, require additional copies of Casella’s proxy materials or need assistance in voting your WHITE proxy card, please contact our proxy solicitor at the phone numbers or email listed below:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect) or Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Forward-Looking Statements

Certain matters discussed in this letter, including, but not limited to, the statements regarding preliminary financial results, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. Similarly, statements that describe the objectives, plans or goals of Casella are forward-looking. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by JCP Investment Management, LLC and the other participants in its solicitation, Casella’s initiatives to improve Casella’s performance and increase its growth and profitability, Casella’s future operational and financial performance, Casella’s actions taken or contemplated to enhance its long-term prospects and enhance value for its stockholders, Casella’s efforts to execute on and implement its strategic plan, Casella’s plans to simplify its business structure, Casella’s actions taken or contemplated with respect to corporate and board governance, Casella’s plans to improve its cash flows and reduce its risk exposure by divesting or closing operations that do not fit within its core strategy, Casella’s plans to strengthen its balance sheet, promote financial flexibility and position Casella to achieve its target growth trajectory and Casella’s plans to achieve its three (3) year financial objectives and to drive additional value creation for the benefit of all its stockholders. These forward-looking statements are based on current expectations, estimates, forecasts and projections and management’s current beliefs and assumptions and, accordingly, are not guarantees of future performance. Such forward-looking statements, and all phases of Casella’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. There are a number of important risks and uncertainties that could cause Casella’s actual events to differ materially from those indicated or implied by such forward-looking statements. These additional risks and uncertainties include, without limitation, risks related to the actions of JCP and other activist stockholders, including the amount of related costs incurred by Casella and the disruption caused to Casella’s business activities by these actions and those risks detailed in Item 1A, “Risk Factors” in Casella’s Form 10-KT for the transition period ended December 31, 2014, in its Form 10-Q for the quarterly period ended September 30, 2015 and in its subsequent filings with the Securities and Exchange Commission (“SEC”). Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Casella undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Important Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. On September 22, 2015, Casella filed a definitive proxy statement and accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

###

Casella is being advised in connection with the proxy contest by Wilmer Cutler Pickering Hale and Dorr LLP and Morgan, Lewis & Bockius LLP. Mackenzie Partners, Inc. is serving as Casella’s proxy solicitor.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors may contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media may contact Joseph Fusco, Vice President at (802) 772-2247; and anyone may visit Casella’s website at http://www.casella.com.

Forward-Looking Statements

Certain matters discussed in this press release, including, but not limited to, the statements regarding preliminary financial results, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. Similarly, statements that describe the objectives, plans or goals of Casella are forward-looking. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by JCP Investment Management, LLC and the other participants in its solicitation, Casella’s initiatives to improve Casella’s performance and increase its growth and profitability, Casella’s future operational and financial performance, Casella’s actions taken or contemplated to enhance its long-term prospects and enhance value for its stockholders, Casella’s efforts to execute on and implement its strategic plan, Casella’s plans to simplify its business structure, Casella’s actions taken or contemplated with respect to corporate and board governance, Casella’s plans to improve its cash flows and reduce its risk exposure by divesting or closing operations that do not fit within its core strategy, Casella’s plans to strengthen its balance sheet, promote financial flexibility and position Casella to achieve its target growth trajectory and Casella’s plans to achieve its three (3) year financial objectives and to drive additional value creation for the benefit of all its stockholders. These forward-looking statements are based on current expectations, estimates, forecasts and projections and management’s current beliefs and assumptions and, accordingly, are not guarantees of future performance. Such forward-looking statements, and all phases of Casella’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. There are a number of important risks and uncertainties that could cause Casella’s actual events to differ materially from those indicated or implied by such forward-looking statements. These additional risks and uncertainties include, without limitation, risks related to the actions of JCP and other activist stockholders, including the amount of related costs incurred by Casella and the disruption caused to Casella’s business activities by these actions and those risks detailed in Item 1A, “Risk Factors” in Casella’s Form 10-KT for the transition period ended December 31, 2014, in its Form 10-Q for the quarterly period ended September 30, 2015 and in its subsequent filings with the Securities and Exchange Commission (“SEC”). Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Casella undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. On September 22, 2015, Casella filed a definitive proxy statement and accompanying definitive WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

CONTACTS

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

OR

Mark Harnett/Zachary Tramonti

Sard Verbinnen & Co.

(212) 687-8080